EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form S-2 of our report dated October 20, 2000, except for Note 11, as to which the date is June 29, 2001, relating to the financial statements of Cenex Harvest States Cooperatives, which appears in such Amendment No. 1 to Registration Statement on Form S-2. We also consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-2 of our reports dated October 20, 2000, relating to the financial statements of the Oilseed Processing and Refining Defined Business Unit and the Wheat Milling Defined Business Unit, each of which appears in Cenex Harvest States Cooperatives' Annual Report on Form 10-K for the year ended August 31, 2000. We also consent to the reference under the heading "Experts" in such Amendment No. 1 to Registration Statement on Form S-2.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Minneapolis, Minnesota

October 25, 2001